Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-72958 of Panhandle Eastern Pipe Line Company on Form S-3 of our report dated February 12, 1999, appearing in this Form 10-K of Panhandle Eastern Pipe Line Company for the year ended December 31, 1998.


/s/Deloitte & Touch LLP
Charlotte, North Carolina
March 16, 1999